Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	NBT Bancorp Inc.	Hampshire First Bank
	Martin Dietrich	James Dunphy
	President and CEO	President and CEO
	607.337.6119	603.263.1444

Michael J. Chewens
Chief Financial Officer
607.337.6520

HAMPSHIRE FIRST BANK ENTERS INTO AGREEMENT TO JOIN NBT BANK

NORWICH, N.Y. AND MANCHESTER, N.H. (November 16, 2011) –  NBT Bancorp Inc. (NBT) (Nasdaq: NBTB) and Hampshire First Bank (HFB) (OTC: HFBN) announced today that they have entered into a definitive agreement under which Hampshire First Bank will merge with and into NBT’s banking subsidiary, NBT Bank, N.A. The merger is valued at approximately $45 million and is expected to close early in the second quarter of 2012 subject to customary closing conditions, including receipt of regulatory approvals and approval by the stockholders of HFB.

HFB is a state-chartered commercial community bank with five locations in southern New Hampshire and assets of $273 million as of September 30, 2011. NBT is headquartered in upstate New York and operates a network of 128 banking locations in four states, including New York, Pennsylvania, Vermont and Massachusetts. The financial services holding company had assets of $5.5 billion as of September 30, 2011.

Under the terms of the merger agreement, 65% of the outstanding shares of HFB common stock will be converted into the right to receive 0.7019 of a share of NBT common stock for each share of HFB common stock. The remaining 35% of outstanding shares of HFB common stock will be exchanged for $15.00 in cash. The transaction is valued at $15.00 per HFB share based on NBT’s closing stock price of $21.37 on November 10, 2011. The exchange ratio shall remain fixed at 0.7019 to the extent the market value of a share of NBT common stock remains within 20% of $21.37, as measured during a period near the closing of the transaction. To the extent the market value of NBT common stock does not remain within the 20% collar, the exchange ratio will be adjusted accordingly to provide HFB stockholders with a minimum value of $12.00 per share and maximum value of $18.00 per share with respect to HFB stock exchanged for NBT common stock. HFB stockholders will have the right to elect to receive cash or NBT common stock as outlined above, subject to 65% of HFB common stock receiving NBT common stock in accordance with the proration and allocation procedures contained in the merger agreement.

In connection with the merger agreement, NBT also entered into voting and non-competition agreements with the directors and executive officers of HFB and entered into a voting agreement with Meridian Interstate Bancorp, Inc. Meridian Interstate Bancorp, Inc., the holding company of East Boston Savings Bank which assisted in the formation of HFB, owns approximately 40% of the outstanding stock of HFB.

“We are pleased to have this opportunity to join forces with Hampshire First Bank,” said NBT President and CEO Martin Dietrich. “We share a strong commitment to community and a focus on putting customers first that will contribute to the success of this partnership.” Dietrich also noted that this extension of NBT’s footprint into New Hampshire fits well with recent strategic growth initiatives, including NBT’s organic expansion into the Burlington, Vt., market beginning in 2009 and a recent four-branch acquisition in Berkshire County, Ma., completed in October 2011.

HFB President and CEO James Dunphy added, “Hampshire First Bank was formed five years ago in response to clear demand for a community bank based in southern New Hampshire. Our partnership with NBT will enable our team of bankers to continue to serve our market as part of a financial services company that relies on local knowledge and decision making to support its customers and communities. We will also gain access to additional resources that will become available to us as part of a larger banking organization.” Following the completion of the merger, Dunphy will join NBT Bank as its New Hampshire regional president.

Keefe, Bruyette & Woods, Inc. serves as the financial advisor to HFB.  Hinman, Howard & Kattell, LLP serves as outside legal counsel to NBT, while Luse Gorman Pomerenk & Schick, P.C. serves as outside legal counsel to HFB.

Additional Information For Stockholders

NBT will be filing a registration statement on Form S-4 containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. HFB stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about NBT, NBT Bank and HFB and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to HFB stockholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to NBT Bancorp Inc., Attention – Shareholder Relations Department, 20 Mohawk Street, Canajoharie, New York 13317 or on its website at www.nbtbancorp.com, or to HFB, 80 Canal Street, Manchester, New Hampshire 03101. Copies of other documents filed by NBT with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to NBT or HFB at the address provided above.

NBT, NBT Bank and HFB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HFB in connection with the proposed merger. Information about the directors and executive officers of NBT is set forth in the proxy statement, dated April 1, 2011, for NBT’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus included in the Form S-4 when it becomes available.

Corporate Overviews

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $5.5 billion at September 30, 2011. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies. NBT Bank, N.A. has 128 locations, including 86 NBT Bank offices in upstate New York, four NBT Bank offices in western Massachusetts, three NBT Bank offices in northwestern Vermont and 35 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Hampshire First Bank was organized in 2006 as a state chartered bank and opened its first location in Nashua, N.H. in November of that year. Today, Hampshire First Bank operates five banking centers, including locations in Nashua, Manchester, Keene, Londonderry and Portsmouth. The bank had assets of $273 million as of September 30, 2011. More information about HFB can be found on the Internet at www.hampshirefirst.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; (7) adverse changes that may occur in the securities markets or with respect to inflation; (8) political instability; (9) acts of war or terrorism; (10) natural disasters and (11) other risks and uncertainties disclosed from time to time in documents that NBT files with the SEC. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

# # #